GABELLI EQUITY SERIES FUNDS, INC 485APOS

Exhibit 99(a)(13)

GABELLI EQUITY SERIES FUNDS, INC.

ARTICLES SUPPLEMENTARY

Gabelli Equity Series Funds, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland:

FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

SECOND: The Corporation is authorized to issue 1,350,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), with an aggregate par value of $1,350,000. These Articles Supplementary do not change the total authorized shares of Common Stock of the Corporation or the aggregate par value thereof.

THIRD: Pursuant to the authority contained in Section 2-105 of the Maryland General Corporation Law and under authority contained in Article V of the charter of the Corporation (the “Charter”), a majority of the entire Board of Directors has adopted resolutions reclassifying 50,000,000 shares of The Gabelli Equity Income Fund Class T Stock as a new sub-series of The Gabelli Equity Income Fund Stock designated as follows:

Class	New Sub-Series
The Gabelli Equity Income Fund Stock	The Gabelli Equity Income Fund Class C Stock

FOURTH: Prior to the effectiveness of these Articles Supplementary, the shares of the Corporation’s Common Stock allocated to the following class and sub-series of such class were classified and designated as follows:

Designation	Number of Shares

The Gabelli Equity Income Fund Stock	350,000,000

The Gabelli Equity Income Fund Class AAA Stock	150,000,000

The Gabelli Equity Income Fund Class A Stock	50,000,000

The Gabelli Equity Income Fund Class C1 Stock	50,000,000

The Gabelli Equity Income Fund Class I Stock The Gabelli Equity Income Fund Class T Stock	50,000,000 50,000,000

Exhibit 99(a)(13)

FIFTH: Upon the effectiveness of these Articles Supplementary, the shares of the Corporation’s Common Stock allocated to the following class and sub-series of such class are classified and designated as follows:

Designation	Number of Shares

The Gabelli Equity Income Fund Stock	350,000,000

The Gabelli Equity Income Fund Class AAA Stock	150,000,000

The Gabelli Equity Income Fund Class A Stock	50,000,000

The Gabelli Equity Income Fund Class C Stock	50,000,000

The Gabelli Equity Income Fund Class C1 Stock	50,000,000

The Gabelli Equity Income Fund Class I Stock	50,000,000

Exhibit 99(a)(13)

SIXTH: The Class AAA Shares, Class A Shares, Class C1 Shares and Class I Shares, together with the Class C Shares and any other sub-series of Common Stock of the Corporation designated as a sub-series of any class in the future shall represent interests in the portfolio of assets attributable to that class, which assets shall be allocated to each of the respective sub-series of that class in accordance with Article V of the Charter and which assets shall be charged with the liabilities of the Corporation with respect to the class and each such sub-series in accordance with Article V of the Charter. The Gabelli Equity Income Fund Class C Shares shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption applicable to shares of each other class and sub-series thereof, all as set forth in the Charter except for the differences set forth in the Charter with respect to the Class AAA Shares, Class A Shares, Class C1 Shares, Class I shares and Class C shares.

SEVENTH: These Articles Supplementary shall become effective on March 23, 2023.

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Exhibit 99(a)(13)

IN WITNESS WHEREOF, Gabelli Equity Series Funds, Inc. has caused these presents to be signed in its name and on its behalf as of March 21, 2023 by its duly authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation and that, to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects and that this statement is made under the penalties for perjury.

ATTEST:	GABELLI EQUITY SERIES FUNDS, INC.

/s/ Peter Goldstein	By:	/s/ John C. Ball
Name: Peter Goldstein	Name: John C. Ball
Title: Secretary	Title: President